Exhibit 10.2

PROPTECH ACQUISITION CORPORATION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 30th day of July, 2020 (this “Subscription Agreement”), by and between PropTech Acquisition Corporation, a Delaware corporation (the “Company”), and each of the subscribers set forth on Appendix A hereto, severally and not jointly (each a “Subscriber” and together the “Subscribers”).

WHEREAS, the Company is proposing to enter into an Agreement and Plan of Merger, (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which, among other things, a wholly-owned subsidiary of the Company (“Merger Sub”) will merge with and into Porch.com, Inc., a Delaware corporation (together with its subsidiaries, “Porch”), pursuant to which Porch will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Transaction”);

WHEREAS, in connection with the Transaction, each Subscriber desires to subscribe for and purchase from the Company Class A common stock, par value $0.0001 per share, of the Company (“Common Shares”) in the amount set forth on Appendix A (the “Acquired Securities”) for the aggregate purchase price set forth on Appendix A (the “Purchase Price”), and the Company desires to issue and sell to the Subscribers the Acquired Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on the Closing (as defined below); and

WHEREAS, certain other “accredited investors” (within the meaning of Rule 501(a) under the Securities Act (as defined below)) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Common Shares on the Closing at the same per share purchase price as the Subscribers, and the aggregate amount of securities to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, [__] Common Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and pursuant to the terms and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Pursuant to the terms and subject to the conditions set forth herein, each Subscriber, severally but not jointly, hereby irrevocably subscribes for and agrees to purchase at the Closing, and the Company hereby agrees to issue and sell to such Subscriber at the Closing, the Acquired Securities (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto. Not less than five (5) business days prior to the scheduled closing date of the Transaction (the “Scheduled Closing Date”), the Company shall provide written notice to Subscribers (the “Closing Notice”) specifying (i) that the Company reasonably expects all conditions to the Closing to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice and (ii) instructions for wiring the Purchase Price for the Acquired Securities. At least one (1) business day prior to the Scheduled Closing Date specified in the Closing Notice Subscriber shall deliver to the Company such Subscriber’s Purchase Price for its Acquired Securities by wire transfer of United States dollars in immediately available funds to the account specified in writing by the Company in the Closing Notice (which account shall not be an escrow account); provided that if the consummation of the Transaction does not occur on or before the fifth (5th) business day following the Scheduled Closing Date, the Company shall return the Scheduled Purchase Price without interest. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder. For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

b. The obligations of each of the parties hereto to consummate the Closing shall be subject to the following conditions:

(i) no suspension of the qualification of the Acquired Securities for the offering or sale or trading on the Nasdaq Capital Market (“Nasdaq”) or, to the Company’s actual knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing;

(ii) as of the Closing, no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby; and

(iii) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived by the applicable parties to the Transaction Agreement, other than, in each case, (x) those conditions that by their nature are to be satisfied at the closing of the Transaction (provided that such conditions are capable of being satisfied at the Closing or are waived at or prior to the Closing), and (y) the condition specified in Section 6.3(d) of the Transaction Agreement.

c. The obligation of the Company to consummate the Closing shall be subject to the conditions that:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the Closing; and

(ii) each Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

d. The obligation of the Subscriber to consummate the Closing pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) that all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) a supplemental listing application shall have been filed with the Nasdaq Capital Market (“Nasdaq”) to list the Acquired Shares; and

(iv)  there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the investors thereunder unless the Subscribers have been offered substantially the same benefits.

e. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscriptions as contemplated by this Subscription Agreement.

f. At or prior to the Closing, each Subscriber shall provide the Company with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate.

3. Company Representations and Warranties. The Company represents and warrants to each Subscriber that:

a. The Company has been duly incorporated and is validly existing as a Delaware corporation and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Securities have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and the Company’s amended and restated certificate of incorporation, the Acquired Securities will be validly issued and will be fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement (including the issuance and sale of the Acquired Securities contemplated hereby and the compliance by the Company with all of the provisions of this Subscription Agreement applicable to it and the consummation of the transactions contemplated hereby) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Securities or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Securities or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Securities), other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, (iv) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Closing and (v) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

f. As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”), 100,000,000 Common Shares, and 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 17,250,000 Common Shares are issued and outstanding, (iii) 4,312,500 Class B Shares are issued and outstanding and (iv) 8,625,000 redeemable warrants and 5,700,000 private placement warrants, each whole warrant entitling the holder thereof to purchase one Common Share, are outstanding. All (A) issued and outstanding Common Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights except as set forth in the SEC Documents (as defined below) and (B) outstanding Company warrants have been duly authorized and validly issued and are not subject to preemptive rights except as set forth in the SEC Documents. Except as set forth above, pursuant to the Other Subscription Agreements and the Transaction Agreement and as set forth in the SEC Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Shares, Class B Shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries other than Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated, other than Merger Sub. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Documents and (2) as contemplated by the Transaction Agreement.

g. The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Shares or to deregister the Common Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

h. Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Securities by the Company to Subscribers. The Acquired Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the SEC since its initial registration of the Common Shares under the Exchange Act prior to the date hereof (the “SEC Documents”) is available to Subscribers via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

j. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

k. Other than the Placement Agent (as defined below), the Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Acquired Securities, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Acquired Securities other than to the Placement Agent.

l. Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any subscriber in connection with such subscriber’s direct or indirect investment in the Company or with or any other investor, other than such Other Subscription Agreements that include (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, or (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber.

4. Subscriber Representations and Warranties. Each Subscriber, severally and not jointly. represents and warrants to the Company and Cantor Fitzgerald & Co. (the “Placement Agent”) that:

a. Subscriber has been duly incorporated or organized and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement (including the compliance by the Subscriber with all of the provisions of this Subscription Agreement applicable to it and the consummation of the transactions contemplated hereby) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule A hereto and an “institutional account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Acquired Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and shall provide the requested information on Schedule A. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Securities.

e. Subscriber understands that the Acquired Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Securities have not been registered under the Securities Act. Subscriber understands that the Acquired Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing the Acquired Securities shall contain a legend to such effect. Subscriber acknowledges that the Acquired Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Securities and may be required to bear the financial risk of an investment in the Acquired Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Securities.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Securities directly from the Company. Subscriber further acknowledges that (i) there have been no representations, warranties, covenants or agreements made to Subscriber by the Company or its affiliates or any of their respective officers or directors, or the Company’s agents (including the Placement Agent) expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement, and (ii) the financial information provided to Subscriber with respect to Porch, which was prepared by, or on behalf of, Porch, has not been audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and such financial information is subject to change pending completion of such an audit (it being understood that the Porch audited financial statements in accordance with PCAOB auditing standards shall be included in a proxy statement and/or other filings of the Company to be made with the SEC).

g. Subscriber represents and warrants that either (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Acquired Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision to purchase the Acquired Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Securities, including with respect to the Company, Porch and the Transaction. Without limiting the generality of the foregoing, Subscriber acknowledges that he, she or it has reviewed the Company’s filings with the SEC. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Securities.

i. Subscriber became aware of this offering of the Acquired Securities solely by means of direct contact between Subscriber, on the one hand, and the Company, the Placement Agent, Porch and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”), on the other hand. The Acquired Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agent, Porch and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agent or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Acquired Securities, nor were the Acquired Securities offered to Subscriber, by any other means, and none of the Company, the Placement Agent, Porch or their respective Representatives acted as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Securities and determined that the Acquired Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Securities or made any findings or determination as to the fairness of this investment.

m. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”) or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.  Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  Subscriber also represents that it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations.  Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Securities were legally derived.

n. Subscriber has or has enforceable commitments to have, and at least one (1) business day prior to the Scheduled Closing Date will have, sufficient funds to pay the Purchase Price and consummate the Closing when required pursuant to this Subscription Agreement.

o. No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Acquired Securities. The Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Acquired Securities or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Common Shares, the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary. Subscriber acknowledges that the Placement Agent, or certain of its affiliates, may provide financing to Porch from time to time.

p. Except as disclosed by the Subscriber on the signature page hereto, Subscriber represents and warrants at the time of this Subscription Agreement that Subscriber does not own any Company equity, including Company stock, options, warrants, or similar interests, and has not been party to any transaction in connection with such equity, except as contemplated by this Subscription Agreement, since the time the Subscriber became aware of the Transaction.

5. Registration Rights.

a. The Company agrees that, within fifteen (15) business days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 or Form S-1, which shall be the sole decision of the Company (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration or would not be able to register for resale all of the Registrable Securities on Form S-3, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days following the Filing Deadline (or one hundred twenty (120) calendar days if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) the 5th business day after the date the Company is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that the Company’s obligations to include the Registrable Securities of a Holder in the Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding such Holder, the securities of the Company held by Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Common Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities by the Holders or otherwise, such Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the SEC. In such event, the number of Common Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Holders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use its commercially reasonable efforts to (i) cause the removal of all restrictive legends from any Acquired Securities being sold under the Registration Statement or pursuant to Rule 144 under the Securities Act (“Rule 144”) at the time of sale of such Registrable Securities and, at the request of a Holder, cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, reasonably necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Securities and any other equity security issued or issuable with respect to the Acquired Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) four (4) years, (B) the date all Acquired Securities held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, or (D) when such securities shall have ceased to be outstanding. “Holder” shall mean the Subscriber or any affiliate of the Subscriber to which the rights under this Section 5 shall have been assigned.

b. At its expense the Company shall:

(i) advise Subscriber within two (2) business days: (A) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Company;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(iii) upon the occurrence of any event contemplated in Section 5(b)(i), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) use its commercially reasonable efforts to cause all Acquired Securities to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Company have been listed; and

(v) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Securities contemplated hereby.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement for more than forty five (45) consecutive calendar days in any one instance or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement) and any other Holder, and any of their respective officers, directors, partners, members, managers, investment advisers and employees, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by such Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of such Subscriber in violation of Section 5(c) hereof. The Company shall notify Subscribers and each other Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Securities by a Subscriber or any other Holder.

e. Each Subscriber or any Holder shall, severally and not jointly with any other Subscriber hereunder or any Other Subscribers, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber or Holder furnished to the Company by such Subscriber or such Holder expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of such Subscriber or such Holder be greater in amount than the dollar amount of the net proceeds received by such Subscriber or such Holder upon the sale of the Acquired Securities giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Securities by Subscriber or any other Holder.

f. If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(f) shall be individual, not joint and several, and in no event shall the liability of any Subscriber or Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber or such Holder upon the Sale of the Acquired Securities giving rise to such indemnification obligation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement that are not waived by a Subscriber are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not and will not be consummated at the Closing, or (d) closing of the Transaction does not occur prior to December 31, 2020; provided, that nothing herein will relieve any party hereto from liability for any willful breach hereof (including, for the avoidance of doubt, a Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscribers of the termination of the Transaction Agreement promptly after the termination of the Transaction Agreement.

7. Trust Account Waiver. Each Subscriber acknowledges that the Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Each Subscriber further acknowledges that, as described in the Company’s final prospectus, dated November 21, 2019, related to its initial public offering (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, each Subscriber, severally and not jointly, on behalf of itself and its Representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Securities regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Securities pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise. In the event a Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Securities, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Additional Company Covenants.

a. Except as contemplated herein, the Company, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on their behalf not to, take any action or steps that would require registration of the issuance of any of the Acquired Securities under the Securities Act.

b. With a view to making available to each Subscriber the benefits of Rule 144 promulgated under the Securities Act, the Company agrees, until the Subscriber no longer holds Registrable Securities, to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to Subscriber, promptly upon request a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act

c. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing the terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions. Following the filing by the Company of a proxy statement related to the Transaction (the “Disclosure Document”), no Subscriber shall be in possession of any material, non-public information received from the Company, or any of its officers, directors or employees or the Placement Agent. Each Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the SEC on or after the date hereof and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto. Notwithstanding anything in this Subscription Agreement to the contrary, (i) the Company shall not publicly disclose the name of any Subscriber or any of its affiliates or investment advisers in any press release without the consent of such Subscriber or investment adviser, as applicable, and (ii) the Company shall not publicly disclose the name of any Subscriber or any of its affiliates or investment advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of any such Subscriber, except (A) as required under the federal securities laws in connection with the Registration Statement, (B) in a press release or marketing materials of the Company in connection with the Transaction if agreeable by Subscriber and (C) to the extent such disclosure is required by applicable law, rule or regulation, or requested by the staff of the SEC, other regulatory agency or Nasdaq, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such disclosure permitted under this subclause (C).

9. Miscellaneous.

a. Each party hereto acknowledges that the other parties and others (including the Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party agrees to promptly notify the other parties and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

b. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

c. Neither this Subscription Agreement nor any rights that may accrue to Subscribers hereunder (other than the Acquired Securities acquired hereunder, if any) may be transferred or assigned; provided, however, that a Subscriber may assign this Subscription Agreement to an affiliate subject to the assignee executing a joinder in a form acceptable to the Company; provided, further, that any such assignment shall not relieve the Subscriber of any of its obligations hereunder unless and until the assignee satisfies such obligations in their entirety.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Company may request from a Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of such Subscriber to acquire the Acquired Securities, and such Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that Section 4, this Section 9(f) and Section 9(h) of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto agree that the Placement Agent is an express third-party beneficiary of its express rights in Section 4, Section 9(f) and this Section 9(h) of this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(b) have been satisfied or, to the extent permitted by applicable law, waived. Each party hereto further agrees that the none of the parties hereto or the Placement Agent shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(h), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

i. Subscribers shall pay all of their own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

j. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address(es) or email address(es) set forth on Appendix A hereto;

(ii) if to the Company (prior to the Transaction closing), to:

PropTech Acquisition Corporation

3845 N. Pines Way, Suite 110

Wilson, Wyoming 83104

Attention:	Thomas D. Hennessy

M. Joseph Beck

E-mail:	thennessy@hennessycapllc.com

jbeck@hennessycapllc.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Douglas Ryder, P.C.

Christian O. Nagler

Abhishek Kolay

Email:	douglas.ryder@kirkland.com

cnagler@kirkland.com

abhishek.kolay@kirkland.com

(iii) if to the Company (following the Transaction closing), to:

Porch.com, Inc.

2200 1st Avenue South

Seattle, Washington 98134

Attention:	Matt Ehrlichman, Chief Executive Officer

Email:	matt@porch.com

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, California 90067

Attention: Joshua DuClos

Michael P. Heinz

Email: jduclos@sidley.com

mheinz@sidley.com

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

n. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT, THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 9(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

o. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

p. The obligations of each Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber or any other subscriber under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement. The decision of Subscriber to purchase the Acquired Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Subscriber pursuant hereto, shall be deemed to constitute any Subscriber or any Other Subscribers under the Other Subscription Agreements as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Each Subscriber acknowledges that no other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Acquired Securities or enforcing its rights under this Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

PROPTECH ACQUISITION CORPORATION

By:
Name:
Title:

Date: ____________________

Signature Page to Subscription Agreement

SUBSCRIBER: Signature of Subscriber: By: ______________________________ Name: Title:
Date: __________________________
Name of Subscriber: _________________________________ (Please print. Please indicate name and capacity of person signing above)
_________________________________ Name in which shares are to be registered (if different):

Email Address: _______________________

Subscriber’s EIN: __________________________

Jurisdiction of residency: __________________________

Signature Page to Subscription Agreement

Appendix A

[List of Subscribers, including name, number of shares to be purchased, purchase price, and physical and email addresses for purpose of the notice provision]

A-1

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBERS

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act, a “QIB”).
2.	☐ We are subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate boxes on the following page indicating all provisions under which we qualify as an “accredited investor.”
2.	☐ We are not a natural person.

***AND***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:
☐	is:
☐	is not: an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

***AND***

D.	INSTITUTIONAL ACCOUNT STATUS (Please check the applicable box)
☐	is:
☐	is not: an “Institutional Account” (as defined in FINRA 4512(c)).

This page should be completed by Subscribers
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of ERISA, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if such plan has total assets in excess of $5,000,000;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

Schedule A-2